UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

East Penn Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-50330	65-1172823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 South 2nd Street, P.O. Box 869, Emmaus, PA	18049
(Address of principal executive offices)	(Zip Code)

(610) 965-5959

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported on June 14, 2007, Theresa M. Wasko, Treasurer and Chief Financial Officer of the Registrant, tendered her resignation.  On September 27, 2007, it was reported that Mrs. Wasko’s departure date has been delayed so that she can assist in the Registrant’s merger with and into Harleysville National Corporation.  Mrs. Wasko will remain with East Penn Financial Corporation until the end of the merger, which is expected to occur sometime in the middle of the fourth quarter.  Mrs. Wasko is leaving to pursue other business opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

EAST PENN FINANCIAL CORPORATION
(Registrant)

Dated: September 27, 2007	/s/ Brent L. Peters
Brent L. Peters
Chairman of the Board, President and Chief Executive Officer